Exhibit 99.1

Caliber Appoints Michael Trzupek to Lead Governance
on Crypto Advisory Board

Bringing Finance and Blockchain Infrastructure Experience as Caliber Moves Toward LINK Digital Asset Treasury Implementation

SCOTTSDALE, Ariz, September 2, 2025 – Caliber (NASDAQ: CWD), a diversified alternative real estate and digital asset platform, today named Michael Trzupek as the inaugural member of its newly established Crypto Advisory Board (CCAB). This board will provide strategic oversight and guidance as Caliber executes its Digital Asset Treasury (DAT) Strategy, focused on building a treasury of LINK tokens to be held and staked for long-term value and yield.

Mr. Trzupek has served on Caliber’s Board of Directors since 2019 and currently holds the position of Chief Financial Officer at Imagination Technologies, a semiconductor intellectual property company based in the U.K. He previously served as CFO at Core Scientific, where he managed treasury, investment, and guided the company through its De-SPAC IPO. Mr. Trzupek previously held senior finance roles at industry leaders such as Intel and Microsoft. Trzupek holds an MBA from the University of Chicago and a B.S. in Chemical Engineering from the University of Illinois.

“I’m honored to join the Crypto Advisory Board as we embark on this strategic initiative,” said Michael Trzupek. “This DAT Strategy uniquely positions Caliber to strengthen its balance sheet, generate yield, and align with blockchain infrastructure that connects traditional real estate markets to the digital financial ecosystem. With a clear governance framework and our collective operational experience, we’re laying a strong foundation for durable value creation.”

“Michael’s deep experience in capital markets, personal network in digital asset investing, experience in treasury management, and background in blockchain infrastructure is exactly what we need in the early days of our LINK DAT Strategy,” added Chris Loeffler, CEO of Caliber. “His leadership will help us execute with both conviction and prudence as we begin building our LINK treasury.”

About Caliber (CaliberCos Inc.)
Caliber (Nasdaq: CWD) is an alternative investment firm with over $2.9 billion in Managed Assets. For over 16 years, Caliber has delivered value across all market conditions, specializing in hospitality, multi-family residential, and industrial real estate. In 2025, Caliber launched a Digital Asset Treasury (DAT) strategy by building a treasury in LINK, the token behind Chainlink’s trusted blockchain infrastructure. This initiative bridges real and digital asset investing. Investors can participate via publicly traded equity (NASDAQ: CWD) or select private equity real estate funds.

Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber Investor Relations:
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com